                               COX COMMUNICATIONS

                                  $750,000,000

                               Medium-Term Notes

                  Due More Than Nine Months from Date of Issue

                          U.S. DISTRIBUTION AGREEMENT


                                                                    May 10, 1996



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Deutsche Morgan Grenfell/C.J. Lawrence Inc.
31 West 52nd Street
New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1307

NationsBanc Capital Markets, Inc.
100 North Tryon Street
Charlotte, North Carolina  28255

Dear Sirs:

                 COX COMMUNICATIONS, INC., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to 750,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its medium-term

                                                                               2
notes due more than nine months from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of June 27, 1995 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

                 The Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Deutsche Morgan Grenfell/C.J. Lawrence Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Capital Markets, Inc. (individually, an "Agent" and collectively, the "Agents") as its exclusive agents, subject to Section 11, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such time and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic

Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the term "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or threatened by the Commission.

                 (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to the statements in or omissions from the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

                 (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                 (e) The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Notes have been duly authorized; and when the Notes are delivered and paid for by the purchasers thereof, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and will be entitled to the benefits of the Indenture and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and any applicable Written Terms Agreement (as hereinafter defined), in connection with the issuance and sale of the Notes by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws or the laws of a foreign jurisdiction.

                 (g) The execution, delivery and performance of the Indenture, this Agreement and any applicable Written Terms Agreement (as hereinafter defined), and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and any applicable Written Terms Agreement.

                 (h) Each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company.

                 (i) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that are material or would materially interfere with the use made or presently contemplated to be made thereof by them.

                 (j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them other than those the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (k) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, other than those the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (m) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

                 (n) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Notes; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

                 (o) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein; and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.

                 (p) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

                 (q) Except to the extent set forth in the Prospectus, the Company has not received any notice of, nor does it have any actual knowledge of, any failure by it or any of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Act) to be in substantial compliance with all existing statutes and regulations applicable to it or such subsidiaries, which failure would materially and adversely affect the Company and its subsidiaries taken as a whole.

                 (r) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (s) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                 Notwithstanding the foregoing, the representations and warranties set forth in Section 1(b)(iii) and (iv), (e) (except as to due authorization of the Notes) and (g), when made as of the Commencement Date, or as of any date on which an Agent solicits offers to purchase Notes, with respect to any Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

                 2.    Solicitations as Agent; Purchases as Principal.

                 (a) Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use its reasonable best efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

                 The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

                 The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:

                Term                              Commission Rate
                ----                              ---------------
 From 9 months to less than 1 year                     .125%

 From 1 year to less than 18 months                    .150%

 From 18 months to less than 2 years                   .200%

 From 2 years to less than 3 years                     .250%

 From 3 years to less than 4 years                     .350%

 From 4 years to less than 5 years                     .450%

 From 5 years to less than 6 years                     .500%

 From 6 years to less than 7 years                     .550%

 From 7 years to less than 10 years                    .600%

 From 10 years to less than 15 years                   .625%

 From 15 years to less than 20 years                   .700%

 From 20 years to less than 30 years                   .750%

 30 years and beyond                             to be negotiated

                 Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its reasonable judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

                 (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company.

                 An Agent's commitment to purchase Notes pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representation and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to
Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

                 Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date".

                 Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

                 (c) Administrative Procedures. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

                (d)   Delivery.  The documents required to be delivered by
Section 4 of this Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Agents, not later than 10 a.m., New York time, on the date hereof, or at such later time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "Commencement Date."

                (e) Obligations Several. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

                 3.  Agreements.  The Company agrees with each Agent that:

                 (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such documents.

                (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the reasonable opinion of the Agents or in the reasonable opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will promptly notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

                                  (c)   The Company will make generally
available to its security holders and to the Agents as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

                (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for so long as the Agents shall reasonably request; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process in suits in any jurisdiction where it is not now so subject.

                (f) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

                (g) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by an "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any

Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred by the Agents shall have been approved by the Company; and, provided, further, that the Agents shall be solely responsible for all travel, hotel and other out-of-pocket expenses incurred by employees of the Agents in connection with any "road show" conducted with respect to the offering and sale of the Notes.

                (i) During the period beginning on the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent's prior written consent, which shall not be unreasonably withheld, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to such

Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

                3.               Conditions of the Obligations of the Agents.
Each Agent's obligations to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy in all material respects of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance by the Company in all material respects of all covenants and agreements herein contained on its part to be performed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

                (a) Prior to such solicitation or purchase, as the case may be:

                (i) there shall not have occurred any change, or any development involving a prospective hange, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the reasonable judgment of the relevant Agent, is material and adverse and that makes it, in the reasonable judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

                (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over-the- counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the reasonable judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

                (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's debt securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (A)  except, in each case described in paragraph (i), (ii) or
          (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or
          (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

                 (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

                (i) The opinion, dated as of such date, of Dow, Lohnes & Albertson, outside counsel for the Company, to the effect that:

                 (A) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than those in which the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

                 (B) the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Company has full corporate power and authority to authorize, issue and sell the Notes as contemplated by this Agreement; the Notes delivered on the Closing Date have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and conform to the description thereof contained in the

          Prospectus; and the Indenture and the Notes delivered on the Closing Date constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                 (C) no consent, approval, authorization or order of, or filing with, any U.S. governmental agency or body or any court is required for the execution and delivery of this Agreement, any applicable Written Terms Agreement or the Notes or the consummation of the transactions contemplated by this Agreement any applicable Written Terms Agreement in connection with the issuance or sale of the Notes by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

                 (D) the execution, delivery and performance of the Indenture, this Agreement any applicable Written Terms Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not (a) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court known to such counsel having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any indenture, agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary; or (b) result in or require the creation or imposition of any lien pursuant to the provisions of any indenture, instrument or agreement known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject;


                 (E)(I) the Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations (it being understood that such counsel need express no opinion as to the financial statements and related schedules or other financial or statistical data contained in the Registration Statement or the Prospectus or any amendment or supplement thereto); (II) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (III) such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

                 (F) each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company;

                 (G) the Company has been granted and presently holds the Federal Communications Commission (the "FCC") authorizations necessary for the Company to conduct its business as presently conducted or proposed to be conducted other than those that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; such FCC authorizations are in full force and effect other than those that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and to the knowledge of such counsel, except as set forth in a schedule to such opinion, no proceedings to revoke such FCC authorizations are pending or threatened;

                 (H) to the knowledge of such counsel after due inquiry, such counsel is of the opinion that the Company is not, nor with the passage of time or the giving of notice or both would be, in violation of any judgment, injunction, order or decree of the FCC other than those that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

                 (I) the execution and delivery of this Agreement, any applicable Written Terms Agreement and the Notes by the Company, and the performance by the Company of its obligations under this Agreement and the Notes, do not violate the Communications Act of 1934, as amended, or any rules or the regulations thereunder binding on the Company or its subsidiaries or any order, writ, judgment, injunction, decree or award of the FCC binding on the Company or its subsidiaries of which such counsel has knowledge after due inquiry;

                 (J) there is no proceeding or investigation pending before the FCC, or, to the knowledge of such counsel, threatened by the FCC against the Company or its subsidiaries which, if adversely determined, would have a material adverse effect on the Company and its subsidiaries taken as a whole; and

                 (K) the execution, delivery and performance of this Agreement does not constitute the transfer or assignment, directly or indirectly, of any license existing as of the Closing Date issued by the FCC in connection with the operations of the Company or the transfer of control of the Company within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

                 In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel have participated in the preparation of the Registration Statement and the Prospectus and have had discussions with officers and other representatives of the Company, representatives of the independent public accountants for the Company and the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements and the Prospectus (except in respect of the matters referred to in Section 4(b)(i)(B) hereof with respect to the conformity of the Notes to the description thereof in the Prospectus and in Section 4(b)(i)(E)(II) hereof) on the basis of the foregoing, nothing has come to the attention of such counsel which leads them to believe that any part of a Registration Statement or any amendment thereto, at the time the Registration Statements or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time it was filed pursuant to Rule 424(b) or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no opinion need be rendered as to the financial statements and the supporting schedules contained in such Registration Statement or Prospectuses.

                (ii) The opinion, dated as of such date, of Cravath, Swaine & Moore, special counsel for the Agents, with respect to the validity of the Notes, the Registration Statements, the Prospectus and other related matters as the Agents may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                 Notwithstanding the foregoing, the opinions described in subparagraphs (B) (except as to due authorization of the Notes), (D), (E)(II) and the concluding paragraph of Section 4(b)(i) of paragraph (b)(i) above, when contained in an opinion delivered on the Commencement Date or pursuant to
Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

                 The opinion of Dow, Lohnes & Albertson described in paragraph
(b)(i) above shall be rendered to the Agents at the request of the Company and shall so state therein.

                 (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company, and to the knowledge of such officer but without personal liability, to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of such date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

                (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, Deloitte & Touche LLP and Ernst & Young LLP, independent public accountants, shall have furnished to the relevant Agents a letter or letters, dated the Commencement Date or such Settlement date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in the accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

                (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

                 5.  Additional Agreements of the Company.

                (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case

                                                                              28
may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

                (b)   Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form reasonably satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

                (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in
Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or Prospectus as amended or supplemented to the date of such letter.

                6.  Indemnity and Contribution.

                 (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, if (a) a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase, (b) any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus and (c) the Company had previously furnished copies of the Prospectus to such Underwriter and delivery of such Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities.

                 (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 6 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities, and not joint.

                 (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) of this Section 6 that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                (f) The indemnity and contribution provisions contained in this Section 6, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect regardless of (i) any termination of this Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

                 7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

                  8. Termination. This Agreement may be terminated at any time by the Company, or as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

                9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to: Morgan Stanley & Co. Incorporated, 1585 Broadway, 2nd Floor, New York, NY 10036, Attention: Manager-Continuously Offered Products, with a copy to 1585 Broadway, 34th Floor, New York, NY 10036,
Attention: Peter Cooper-Investment Banking Information; Deutsche Morgan Grenfell/C.J. Lawrence Inc., 31 West 52nd Street, Attention: Debt Capital Markets, 3rd Floor, New York, NY 10019; Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, NY 10281-1307,
Attention: MTN Product Management (Telefax number (212) 449-2234), NationsBanc Capital Markets, Inc., 100 North Tryon Street, Charlotte, NC 28255, Attention:
MTN Product Management, 7th Floor (Telefax number: (704) 388-9939 or, if sent to the Company will be mailed, delivered or telefaxed and confirmed to the Company at Cox Communications, Inc., 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319, Attention: Jimmy W. Hayes, Chief Financial Officer (telefax number:
(404) 843-5939).

                10. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

                11.  Amendments; Additional Agreements.

                (a) Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, upon prior notice (which notice may be oral) to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an

Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

                (b) Additional Agreements. The Company may, from time to time, upon prior notice (which notice may be oral) to the Agents but without the consent of any Agent, enter into one or more additional agreements for distribution of the Notes with one or more firms registered under the Exchange Act; provided, however that any such agreement entered into pursuant to this subparagraph (b) shall include (i) terms and conditions substantially similar to those contained in this Agreement and (ii) commission rates identical to those contained in Section 2(a) of this Agreement.

                12. Counterparts. This Agreement may signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                               Very truly yours,

                               COX COMMUNICATIONS, INC.

                               By:
                                  ---------------------------------
                                     Name:
                                     Title:

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

MORGAN STANLEY & CO. INCORPORATED

By:
   ------------------------------------
     Title:

DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE INC.

By:
   ------------------------------------
    Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
   ------------------------------------
    Title:

NATIONSBANC CAPITAL MARKETS, INC.

By:
    -----------------------------------
     Title:

                                   EXHIBIT A

                            COX COMMUNICATIONS, INC.

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT

                                                       [          ] [  ], 19[  ]


Cox Communications, Inc.
1400 Lake Hearn Drive, N.E.
Atlanta, Georgia 30319


                        Re Distribution Agreement dated
                               [          ], 1996
                         (the "Distribution Agreement")


Dear

                 We agree to purchase your Medium-Term Notes having the following terms:

                 [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                                                  Principal Amount
                                                      of Notes
                                                  ----------------
Name


[Insert syndicate list]


                                              Total . . . . . . $
                                                                 ===========

                   The Notes shall have the following terms:

All Notes:                Fixed Rate Notes:        Floating Rate Notes:
- ---------                 ----------------         -------------------
Principal amount:         Interest Rate:           Base rate:


Purchase price:           Applicability of         Index maturity:
                          modified payment
                          upon acceleration:


Settlement date and       If yes, state issue      Spread:
time:                     price:

Place of delivery:        Amortization             Spread multiplier:
                          schedule:

Specified currency:                                Alternate rate event
                                                   spread:

Maturity date:                                     Initial interest
                                                   rate:

Initial accrual                                    Initial Interest
period OID:                                        reset dates:

Total amount of                                    Interest reset
OID:                                               period:

Original yield to                                  Maximum interest
maturity:                                          rate:

Optional repayment                                 Minimum interest
date(s):                                           rate:

Optional redemption                                Interest payment
date(s):                                           period:

Initial redemption                                 Interest payment
date:                                              dates:



Initial redemption                                  Calculation agent:
percentage:

Annual redemption
percentage
decrease:

Other terms:



                 The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                 [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in
such other proportions as [          ] may specify, to purchase the Notes which
such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to ________________ and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either ___________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.] 1/

                 This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.

                 The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:__________________


                                 [NAME OF RELEVANT AGENT(S)]
                                   By
                                      --------------------------------
                                      Title:

Accepted:

COX COMMUNICATIONS, INC.

         By
            -----------------------------
            Title:

_________________________

         1/ Delete if the transaction will not be syndicated.